EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

        We, each hereby certify to the best of our knowledge that the Amended Annual Report of Form 10-K/A-2 of Gateway Tax Credit Fund III Ltd. for the year ended March 31, 2007 containing the financial statements fully complies with the requirements of Section 13(a) or 15(d)of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Gateway.

/s/ Ronald M. Diner
President
Raymond James Tax Credit Funds, Inc.
(the Managing General Partner)
December 24, 2008

/s/ Jonathan Oorlog
Vice President and Chief Financial Officer
Raymond James Tax Credit Funds, Inc.
(the Managing General Partner)
December 24, 2008